Exhibit 99.1

Assertio Reports First Quarter 2021 Financial Results

Reported Net Product Sales of $26.4 Million, Compared to Prior Year Pro-Forma Net Products Sales of $28.3 Million

Provides Financial Guidance for 2021

LAKE FOREST, IL. – May 6, 2021 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a leading commercial pharmaceutical company bringing differentiated products to patients, today reported financial results for the first quarter ended March 31, 2021.

Financial Highlights:
(unaudited)

(in millions)	First-Quarter 2021	First-Quarter 2020
Net Product Sales (GAAP)	$26.4	$9.3
Pro-Forma Net Product Sales (Non-GAAP)(1)	n/a	$28.3
Net Income (GAAP)	$4.5	$41.2
Adjusted EBITDA (Non-GAAP)(2)	$15.7	$3.9
(1) Pro-forma net product sales represent product sales as if the Zyla Merger had been completed as of January 1, 2020. Reconciliation is provided in the schedules attached.
(2) Adjusted EBITDA is reconciled to the corresponding GAAP measures in the schedules attached.

“This quarter provides our first data point in demonstrating the strength of our diversified portfolio and non-personal promotional model, which showed resiliency in the face of the continued effects of COVID-19, the impact of payor pressure, and our shift to a leaner operational profile.” said Dan Peisert, President and Chief Executive Officer of Assertio. “As we continue to execute on our transformation and gain increasing confidence that our model is transferable across a number of therapeutic areas, we are actively seeking additional assets that will address unmet needs for patients, benefit from our commercial platform, and increase value to Assertio.”

First Quarter 2021 and Subsequent Highlights:

•Raised $45.3 Million in Cash, Net of Placement Fees, on Closing of Registered Direct Offerings: On February 9 and February 12, 2021, the Company announced the closing of registered direct offerings that resulted in Assertio receiving $45.3 million in cash, net of placement fees. The proceeds from these offerings enhance the Company’s liquidity, accelerate its transformational business plan, and open up new avenues for potential business development activities.

•Poised to Realize $45.0 Million of Annualized Cost Savings After One-time Restructuring Costs: The Company has taken all necessary actions to realize its previously announced $45.0 million of annualized cost savings, after the effect of one-time restructuring costs, of which $40.0 million is expected to be realized in 2021.

•Launched Direct to Patient Digital Campaign with Cove, a Leading Migraine Telemedicine Platform, to Increase Accessibility of CAMBIA® and SPRIX®: On May 5, 2021, the Company announced its collaboration with Cove, which will increase access to CAMBIA and SPRIX through Cove’s innovative and continuous online physician care.

2021 Financial Guidance

The Company is providing the following 2021 financial guidance:

Net Product Sales (GAAP)(1)	$85.0 - $92.0 Million
Adjusted EBITDA (Non-GAAP)(2)	$34.0 - $40.0 Million
(1) The Company has not forecasted any amount for future impact of revenue adjustments related to products that the Company is no longer commercializing.
(2) See “Non-GAAP Financial Measures” below for additional information.

COVID-19

Following the outbreak of COVID-19 during early 2020, the Company’s priority was and remains the health and safety of its employees, their families, and the patients it serves. As a result, in March 2020, the Company initiated remote working arrangements and maintained flexible work arrangements for individuals, which continued through the remainder of 2020 and into 2021. In addition to the health and safety of its employees, the Company is focused on ensuring that it continues making its products accessible to the patients who need them. Because COVID-19 impacted its ability to see in-person providers who prescribe its products, the Company adapted its approach during 2020 and increased its virtual visits. Additionally, due to the limitations on elective surgeries, the Company has experienced a decline in prescriptions associated with those elective procedures.

Accordingly, given recent unfavorable changes in its product payor mix, as well as the continued near-term impact from the COVID-19 pandemic, the Company implemented a restructuring plan in December 2020 which, it believes, allows the business to continue to provide its differentiated products to patients and better positions itself for future success. The Company believes that it is prepared with sufficient product inventory, technology to facilitate virtual and / or digital communications, and operations prepared to adapt its work environment as needed. The extent to which its operations may continue to be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak, actions by government authorities to contain the outbreak or treat its impact, and the distribution, efficacy and public acceptance of COVID-19 vaccines.

Earnings Conference Call Information
Assertio’s management will host a conference call to discuss the first quarter 2021 financial results today:

Date:	Thursday, May 6, 2021
Time:	4:30 p.m. ET
Webcast (live and archive):	assertiotx.com (Events & Webcasts, Investor page)
Dial-in numbers:	1-888-771-4371 (domestic)
1-847-585-4405 (international)
Conference number:	50155264

The live webcast and replay may be accessed at http://investor.assertiotx.com/. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed. The replay will be available approximately two hours after the call on the Assertio website.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact
Max Nemmers
Head, Investor Relations and Administration
investor@assertiotx.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio's actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the recent restructuring of Assertio’s workforce announced on December 15, 2020 (the “Restructuring”) and/or the integration of the merger with Zyla Life Sciences (the “Merger”); (2) unexpected costs, charges or expenses resulting from the Restructuring and/or the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company's ability to achieve the growth prospects and synergies expected from the Merger, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of Assertio's common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio's ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio's products; (10) coverage of Assertio’s products by payors and pharmacy benefit managers; (11) Assertio’s ability to execute on its sales, marketing and non-personal and digital promotion strategies, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of Assertio’s products; (13) the outcome of Assertio’s opioid-related investigations, Assertio’s opioid-related litigation and related claims for insurance coverage, and Assertio’s securities class action and other disputes and litigation, and the costs and expenses associated therewith; (14) the outcome of Assertio’s antitrust litigation relating to the drug Glumetza®; (15) Assertio's estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (16) Assertio's ability to generate sufficient cash flow from its business to make payments on its indebtedness; (17) Assertio's ability to restructure or refinance its indebtedness and Assertio's compliance with the terms and conditions of the agreements governing its indebtedness; (18) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (19) Assertio's plans to acquire, in-license or co-promote other products, and/or acquire companies; (20) Assertio's ability to raise additional capital, if necessary; (21) variations in revenues obtained from collaborative agreements; (22) Assertio's counterparties’ compliance or non-compliance with obligations under agreements; (23) the ability of Assertio's common stock to retain compliance with Nasdaq's minimum closing bid requirement of at least $1.00 per share; (24) obtaining and maintaining intellectual property protection for Assertio’s products; (25) Assertio’s ability to operate its business without infringing the intellectual property rights of others; (26) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (27) general market conditions; and (28) other risks listed in Assertio's filings with the United States Securities and Exchange Commission ("SEC"). These risks are more fully described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

This release also includes estimated non-GAAP adjusted EBITDA information, which the Company believes enables investors to better understand the anticipated performance of the business, but should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted EBITDA to estimated net income is provided in this release because some of the information necessary for estimated net income such as income taxes, fair value change in contingent consideration, and stock based compensation is not yet ascertainable or accessible and the Company is unable to quantify these amounts that would be required to be included in estimated net income without unreasonable efforts.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include adjustments to interest expense, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration, restructuring costs, amortization of fair value inventory step-up as result of purchase accounting, non-cash adjustments to Collegium Commercialization agreement revenue, transaction-related costs, gains or losses from adjustments to long-lived assets and assets not part of current operations, and gains or losses resulting from debt refinancing or extinguishment.

Revisions to Specified Items
As a result of the Company’s December 2020 restructuring plan and subsequent announcement of a new executive team, beginning with the first quarter of 2021, the Company will no longer adjust for legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products as a specified item in the non-GAAP measure adjusted EBITDA. Management’s priorities include, amongst other items, operating cash flows and mitigating legacy legal uncertainties and therefore believes that investors will benefit from the ability to view the profitability of the Company’s current and ongoing business activities with such costs included. Given the timing of the December 2020 restructuring plan and subsequent announcement of the new executive team, Management believes the first quarter of 2021 is the appropriate time to make such an update. Prior period amounts of Adjusted EBITDA have been recast to conform to this presentation.

Pro forma Items
The Company is providing non-GAAP pro forma net product sales to show the net product sales as if the Zyla Merger had been completed as of January 1, 2020, and therefore the Company operated on a combined basis, including Zyla, for the entirety of 2020 periods presented in this release. The Company believes this supplemental information is useful to help investors understand the results of the combined operations, including Zyla, and assess the Company’s performance from period to period.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Product sales, net	$26,405	$9,252
Commercialization agreement, net	—	11,258
Royalties and milestones	434	407
Total revenues	26,839	20,917
Costs and expenses:
Cost of sales	3,966	1,399
Research and development expenses	—	1,041
Selling, general and administrative expenses	7,730	27,314
Amortization of intangible assets	6,547	7,795
Restructuring charges	1,089	—
Total costs and expenses	19,332	37,549
Income (Loss) from operations	7,507	(16,632)
Other (expense) income :
Interest expense	(2,684)	(8,674)
Other gain (loss)	269	(3,325)
Gain on sale of Gralise	—	127,505
Loss on sale of NUCYNTA	—	(15,755)
Loss on debt extinguishment	—	(39,841)
Total other (expense) income	(2,415)	59,910
Net income before income taxes	5,092	43,278
Income tax expense	(548)	(2,048)
Net income and Comprehensive income	$4,544	$41,230

Basic net income per share	$0.03	$0.51
Diluted net income per share	$0.03	$0.51
Shares used in computing basic net income per share	151,296	81,111
Shares used in computing diluted net income per share	153,918	81,222

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$61,033	$20,786
Accounts receivable, net	39,241	44,350
Inventories, net	8,930	11,712
Prepaid and other current assets	14,865	17,406
Total current assets	124,069	94,254
Property and equipment, net	2,172	2,437
Intangible assets, net	193,536	200,082
Other long-term assets	5,647	6,501
Total assets	$325,424	$303,274
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,609	$14,808
Accrued rebates, returns and discounts	50,136	63,114
Accrued liabilities	19,567	31,571
Current portion of long-term debt	12,338	11,942
Contingent consideration, current portion	9,400	6,776
Interest payable	4,403	1,793
Other current liabilities	2,637	2,682
Total current liabilities	109,090	132,686
Long-term debt	71,834	72,160
Contingent consideration	28,559	31,776
Other long-term liabilities	10,638	11,138
Total liabilities	220,121	247,760
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 173,743,760 and 113,568,597 shares issued and outstanding as of March 31, 2021 and 2020, respectively	18	13
Additional paid-in capital	528,686	483,446
Accumulated deficit	(423,401)	(427,945)
Total shareholders’ equity	105,303	55,514
Total liabilities and shareholders' equity	$325,424	$303,274

Exhibit 99.1
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three months ended March 31,
	2021	2020	Financial Statement Classification
Net income (GAAP)	$4,544	$41,230
Interest expense	2,684	8,674	Interest expense
Income tax expense	548	2,048	Income tax expense
Depreciation expense	265	273	Selling, general and administrative expenses
Amortization of intangible assets	6,547	7,795	Amortization of intangible assets
EBITDA (Non-GAAP)	$14,588	$60,020
Adjustments:
Legacy products revenue reserves (1)	(378)	(647)	Product sales, net
Stock-based compensation (2)	772	1,934	Multiple
Contingent consideration fair value change (3)	(594)	—	Selling, general and administrative expenses
Restructuring cost (4)	1,089	—	Restructuring charges
Other (5)	235	1,854	Multiple
Prior year adjustments not repeating (6)	—	(59,223)	Multiple
Adjusted EBITDA (Non-GAAP)	$15,712	$3,938

(1)Removal of the impact of revenue adjustment estimates related to products that the Company is no longer commercializing.
(2)Stock based compensation for the three months ended March 31, 2021 included $0.8 million in Selling, general and administrative expenses (SG&A). Stock based compensation for the three months ended March 31, 2020 included $0.2 million in Research and development expenses, and $1.7 million in SG&A expenses.
(3)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs being recognized in operating expenses until the contingent consideration arrangement is settled.
(4)Restructuring and related costs represents non-recurring costs associated with the Company’s announced restructuring plans.
(5)For the three months ended March 31, 2021, Other represents amortization of inventory step-up recognized in Cost of sales related to Zyla acquired inventories sold. For the three months ended March 31, 2020, Other primarily represents a credit loss reserve recognized in the first quarter of 2020 in Other gain (loss) related the Company’s investment in a company engaged in medical research.
(6)Represent the following one-time adjustments included in three months ended March 31, 2020:
a.Gain on sale of Gralise ($127.5) million
b.Loss on sale of NUCYNTA $15.8 million
c.Loss on extinguishment of convertible notes $31.6 million
d.Loss on prepayment of Senior Notes $8.2 million
e.Transaction cost $7.7 million
f.Change in fair value of Collegium warrants $3.1 million
g.NUCYNTA Commercialization agreement revenues $1.8 million

Exhibit 99.1
PRO FORMA PRODUCT SALES (NON-GAAP)
(in thousands)
(unaudited)

The following pro forma product sales, net is presented to illustrate the effects of the Zyla Merger as if the transaction had occurred on January 1, 2020. This supplemental pro forma financial information has been prepared for comparative purposes only and is not necessarily indicative of what actual results would have occurred, or of results that may occur in the future. Supplemental unaudited proforma information is based upon accounting estimates and judgments that the Company believes are reasonable.

The unaudited pro forma product sales, net for the three months ended March 31, 2020 are as follows:

Three months ended March 31, 2020
GAAP product sales, net	$9,252
Add:
Zyla product sales prior to Merger (1)	19,066
Pro forma product sales, net (Non-GAAP)	$28,318

(1) Zyla product sales prior to the Merger on May 20, 2020 for the respective period.